EXHIBIT 99.1


              UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     On August 11, 1998, Registrant (then known as CalEnergy Company, Inc. ("Company") entered into an Agreement and Plan of Merger with MHC Inc.
("Merger"), then known as MidAmerican Energy Holdings Company ("MHC"). The Merger closed on March 12, 1999 and Registrant paid $27.15 in cash for each outstanding share of MHC common stock for a total of approximately $2.42 billion in a merger, pursuant to which MHC became an indirect wholly owned subsidiary of the Company. Additionally, Registrant reincorporated in the State of Iowa and was renamed MidAmerican Energy Holdings Company and upon closing became an exempt public utility holding company.

     The Company and its wholly owned subsidiary MidAmerican Funding LLC ("Funding") financed the purchase of all outstanding shares of MHC common stock with the net proceeds of a $700 million offering of Funding's senior secured notes and bonds and an equity contribution from Registrant. A portion of the Company equity contribution was provided from approximately $940 million in proceeds to the Company from its sale of senior notes in September and November of 1998. The balance of the Company equity contribution was funded from cash on hand and from the proceeds of the Company's recently completed sales of at least 50% of its interest in all of its qualifying facility projects, including 100% of Coso Finance Partners (Navy I), Coso Energy Developers (BLM) and Coso Power Developers (Navy II) (collectively the "Coso Partnerships") and 50% of CE Generation LLC ("CE Generation").

     The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of the Company and MHC, combined and adjusted to give effect to the Merger and the transactions contemplated thereby (including the related financing and the sale of qualifying facility project interests, excluding the gain on the sale of the qualifying facility project interests from the pro forma income statement), as described in the notes thereto. An after-tax gain of $12.4 million, or $0.17 per diluted share, on the sale of the qualifying facility project interests was reported in the first quarter of 1999. Certain amounts in the MHC financial statements have been reclassified to conform to the Company's presentation. These statements should be read in conjunction with the historical financial statements and notes thereto.

     The unaudited pro forma combined condensed statement of earnings for the year ended December 31, 1998 presents the results for the Company and MHC as if the Merger had occurred at the beginning of the year. The accompanying unaudited pro forma combined condensed balance sheet as December 31, 1998 gives effect to the Merger as of that date.

     The pro forma adjustments are based upon preliminary estimates, information currently available, and certain assumptions that management believes are reasonable under the circumstances. The Company's actual consolidated financial statements will reflect the effects of the Merger on and after the completion of the Merger rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the Merger and related transactions in fact occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

     The Merger will be accounted for by the purchase method and, therefore, assets and liabilities of MHC will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the completion of the Merger will be recorded as goodwill. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

         PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXPECT PER SHARE DATA)


                                                 DEBT OFFERINGS
                                                 AND RETIREMENTS   QF SALES                           MERGER
                                     COMPANY      (NOTES 1 &2)     (NOTE 3)            MHC         (NOTES 4 & 5)     PRO FORMA
                                   ----------    ---------------   ---------       -----------     -------------    -----------

Revenue:
Operating Revenue ..............   $2,555,206     $        -       $(531,461)      $ 1,940,150       $      -       $ 3,963,895
Interest and other income ......      127,505              -           5,192            36,189              -           168,886
                                   ----------     ----------       ---------       -----------       --------       -----------

     Total revenues ............    2,682,711              -        (526,269)        1,976,339              -         4,132,781
                                   ----------     ----------       ---------       -----------       --------       -----------
Cost and expenses:
Cost of Sales ..................    1,258,539              -               -           705,948        (11,599) A      1,952,888
Operating expense ..............      425,004              -        (146,980)          771,775         (3,035) A      1,046,764
General and administration .....       46,401              -          (4,963)                -              -            41,438
Depreciation and amortization ..      333,422              -        (116,189)          182,211         33,264  A,B      432,708
Interest expense ...............      406,084         60,027         (64,401)           95,519              -           497,229
Less interest capitalized ......      (58,792)             -             347            (3,377)             -           (61,822)
                                   ----------     ----------       ---------       -----------       --------       -----------
     Total costs and expenses ..    2,410,658         60,027        (332,186)        1,752,076         18,630         3,909,205
                                   ----------     ----------       ---------       -----------       --------       -----------

Income before income taxes .....      272,053        (60,027)       (194,082)          224,263        (18,630)          223,577

Provision for income taxes .....       93,265        (24,311)        (85,847)           80,013          5,850  C         68,971
                                   ----------     ----------       ---------       -----------       --------       -----------

Income before minority interest       178,788        (35,716)       (108,236)          144,250        (24,480)          154,606
Minority interest ..............       41,276              -               -            12,932              -            54,208
                                   ----------     ----------       ---------       -----------       --------       -----------

Income before extraordinary item   $  137,512     $  (35,716)      $(108,236)      $   131,318       $(24,480)      $   100,398
                                   ==========     ==========       =========       ===========       ========       ===========

 Net Income per share - basic ..         2.29                                                                              1.67

 Net Income per share - diluted          2.15                                                                              1.63

Basic shares  outstanding ......       60,139                                                                            60,139

Diluted shares outstanding .....       74,100                                                          (5,654) D         68,446

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                    DEBT OFFERINGS
                                                    AND RETIREMENTS    QF SALES                        MERGER
                                       COMPANY        (NOTES 1 &2)     (NOTE 3)          MHC          (NOTE 4)          PRO FORMA
                                      ----------    ---------------  ------------    -----------     -----------       -----------
Cash and Investments ...............  $1,606,148      $  56,623      $   816,042      $    9,221     $(2,424,779)      $    63,255
Restricted cash & Investments ......     637,571              -         (132,183)              -               -           505,388
Marketable securities ..............           -              -                -         398,554               -           398,554
Accounts receivable ................     528,116              -          (89,486)        211,241               -           649,871
Properties, plants, contracts
  and equipment, net ...............   4,236,039              -       (1,174,518)      2,791,433         (34,295)        5,818,659
Excess of cost over fair value of
  net assets acquired, net .........   1,538,176              -         (310,700)              -       1,345,238         2,572,714
Equity investments .................     125,036              -           43,438               -               -           168,474
Deferred charges and other assets ..     432,438          4,581          (63,681)        923,484         (71,485)        1,225,337
                                      ----------      ---------      -----------      ----------     -----------       -----------

     Total assets ..................  $9,103,524      $  61,204      $  (911,089)     $4,333,933     $(1,185,321)      $11,402,252
                                      ==========      =========      ===========      ==========     ===========       ===========


Liabilities and Stockholders' Equity

Liabilities:
Accounts payable ...................  $  305,757      $       -      $   (39,945)     $  172,779     $         -       $   438,591
Other accrued liabilities ..........   1,009,091        (17,432)          (7,562)        598,226          75,802         1,658,125
Parent Company Debt ................   2,645,991       (569,501)               -               -               -         2,076,490
Subsidiary and Project Debt ........   3,093,810        700,000         (692,210)      1,446,888           4,076         4,552,564
Deferred income taxes ..............     543,391        (20,486)        (194,233)        733,331         (65,955)          996,048
                                      ----------      ---------      -----------      ----------     -----------       -----------
Total liabilities ..................   7,598,040         92,581         (933,950)      2,951,224          13,923         9,721,818
                                      ----------      ---------      -----------      ----------     -----------

Deferred income ....................      58,468              -                -               -               -            58,468
                                      ----------      ---------      -----------      ----------     -----------       -----------
Convertible preferred securities
  of subsidiary ....................     553,930              -                -               -               -           553,930
Preferred stock of subsidiary ......      66,033              -                -         181,759           1,706           249,498
                                      ----------      ---------      -----------      ----------     -----------       -----------

Stockholders' Equity:
Common Stock .......................       5,602              -                -               -               -             5,602
Additional paid in capital .........   1,233,088              -                -       1,200,950      (1,200,950)        1,233,088
Retained earnings ..................     340,496        (31,377)          22,861               -               -           331,980
Treasury Stock .....................    (752,178)             -                -               -               -          (752,178)
Cumulative effect of foreign
  currency translation adjust ......          45              -                -               -               -                45
                                      ----------      ---------      -----------      ----------     -----------       -----------
Total Stockholders' Equity .........     827,053        (31,377)          22,861       1,200,950      (1,200,950)          818,537
                                      ----------      ---------      -----------      ----------     -----------       -----------

Total liabilities and
  stockholders' equity .............  $9,103,524      $  61,204      $  (911,089)     $4,333,933     $(1,185,321)      $11,402,252
                                      ==========      =========      ===========      ==========     ===========       ===========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The Unaudited Pro Forma Combined Condensed Financial Data are based on the following assumptions:

1. Issuance of $700 million notes of a subsidiary, net of $4.5 million debt issue costs, with a weighted average interest rate of 6.5%. Issuance of $1,400 million senior notes and bonds of the Company with a weighted average interest rate of 7.26%. Issuance of $100 million 7.52% senior notes.

2. Retirement of the $529.6 million, 10.25% Senior Discount Notes, of which $160.1 million was retired in the fourth quarter of 1998 and $369.5 million was retired in January 1999, and $195.8 million of 9.875% Limited Recourse Notes. The 1999 retirements included call premiums of $38.6 million and write-off of deferred financing costs of $13.3 million.

3. The sale of Coso for cash proceeds of $205 million and the sale of a 50% interest in CE Generation for cash proceeds of $447 million, less transaction costs of $10 million and including $400 million from the of proceeds of the 7.42% Senior Secured Bonds issued by CE Generation (collectively the "QF Sales"). The pro forma income statement excludes the gain on the sale of the qualifying facility project interests. An after tax gain of $12.4 million, or $0.17 per diluted share, on the sale of the qualifying facility project interests was reported in the first quarter of 1999.

4. The use of the net proceeds detailed above to purchase MHC for $2,439.8 million, including accrued transaction costs of $15 million recorded in other liabilities. The preliminary adjustments which have been made to the assets and liabilities of MHC to reflect the effect of the Merger accounted for as a purchase business combination follow (in thousands):

          Goodwill                                   $1,345,238
          Power purchase contract                       (34,295)
          Other assets                                  (71,485)
          Other liabilities                             (60,802)
          Long-term debt                                 (4,076)
          Deferred taxes                                 65,955
          Preferred securities of subsidiaries           (1,706)
                                                     ----------
                                                     $1,238,829
                                                     ==========

     Included in other assets is primarily an adjustment to reflect the fair value of MHC's investment in real estate. Included in other liabilities are primarily adjustments to reflect MHC's compensation obligations and to reflect MHC's long-term contracts at fair value based on the estimated market prices for similar purchases with similar remaining maturities.

5.  A.   Record amortization of the purchase price accounting adjustments using the straight line or other applicable method over their remaining estimated lines.

    B. Record amortization of the excess purchase price over the net assets acquired using the straight line method over 40 years.

    C.   Includes   income  tax  expense  for  the  effects  of  the  pro  forma adjustments which affect taxable income at an effective rate of 40.5%.

    D. Earnings per share-diluted is further adjusted for certain convertible securities which are antidilutive on a pro forma basis.